Exhibit 99.1

EXPRO TO ENHANCE WELL CONSTRUCTION AND WELL INTERVENTION & INTEGRITY OFFERINGS WITH ACQUISITION OF ABERDEEN SCOTLAND-BASED CORETRAX

HOUSTON – February 12, 2024 – Expro (NYSE: XPRO), a leading provider of energy services, today announced it had entered into a definitive agreement (subject to customary closing conditions and working capital adjustments) to acquire Coretrax, a technology leader in performance drilling tools and wellbore cleanup, well integrity and production optimization solutions, from an investment group led by Buckthorn Partners.

Total consideration to be paid at closing is approximately $210 million, including at least $75 million of cash and up to 6.75 million newly issued Expro common shares. The cash component of the proposed transaction may be increased at Expro’s election, and the notional value of any equity consideration will be unitized based on Expro’s thirty trading day volume weighted average price (“VWAP”) prior to closing, which is expected to occur in the second quarter of 2024. Excluding possible cost and revenue synergies, total consideration is approximately 4.7x Coretrax’s estimated 2024 Adjusted EBITDA. Expro is targeting up to $10 million of annual run-rate cost synergies to be achieved in the first 18 months.

The acquisition of Coretrax will enable Expro to expand its portfolio of cost-effective, technology-enabled Well Construction and Well Intervention & Integrity solutions, particularly across the North and Latin America (NLA), Europe and Sub-Saharan Africa (ESSA) and Middle East and North Africa (MENA) regions. Building on Coretrax’s successful 15-year history, the acquisition will accelerate the availability of the company’s innovative, high value-adding tools by leveraging Expro’s global operating footprint.

Within Well Construction, the combination of Coretrax’s field proven technology offering with Expro’s existing drilling optimization portfolio provides a comprehensive solutions toolbox. These solutions include the DAV-MX downhole circulation tool, the HyPR Holesaver hydraulic pipe recovery system, and the Activated Drilling Scrapper (ADS) debris recovery system. Within Well Intervention & Integrity, Coretrax’s brings its best-in-class expandables business, which includes the only expandables solution that can be deployed on any of three conveyance systems (coil tubing, wireline or drill pipe).

Michael Jardon, Expro Chief Executive Officer, said: “We are thrilled to announce our proposed acquisition of Coretrax, and look forward to welcoming John Fraser and his teammates to the Expro family. Coretrax has a complementary offering to Expro with little overlap and will bolster the portfolio of technology-enabled services and solutions offered through our Well Construction and Well Intervention & Integrity product lines, adding significant value to our clients from innovative technologies that reduce risk and cost, optimize drilling efficiency, extend the life of existing well stock, and optimize production.

“The integration of Coretrax’s leading technologies will strengthen our foothold in ESSA and MENA where both companies have strong, established positions, and is expected to open new avenues for growth in NLA and Asia-Pacific. We look forward to leveraging the complementary capabilities and customer relationships of Expro and Coretrax to deliver additional value to our customers and other stakeholders."

John Fraser, CEO at Coretrax said: “I’m excited about the opportunities the acquisition brings for Coretrax and our team. The synergies between our respective technology portfolios will enable us to grow our market share while significantly increasing our capabilities to tackle the most complex well challenges. We are proud of the innovation-led approach, strong customer base and performance history that we developed over the last 15 years, and we look forward to joining forces with Expro to create greater value for our customers globally.”

Wells Fargo Securities, LLC is serving as financial advisor to Expro and CMS Cameron McKenna Nabarro Olswang LLP is acting as legal counsel on the transaction.

Evercore is serving as financial advisor, Blackwoods is acting as legal counsel to Coretrax, and Sidley Austin is acting as legal counsel to Buckthorn Partners on the transaction.

ENDS

Notes to Editors:

Expro

Working for clients across the entire well life cycle, Expro is a leading provider of energy services, offering cost-effective, innovative solutions and what the Company considers to be best-in-class safety and service quality. The Company’s extensive portfolio of capabilities spans well construction, well flow management, subsea well access, and well intervention and integrity solutions.

With roots dating to 1938, Expro has approximately 8,000 employees and provides services and solutions to leading exploration and production companies in both onshore and offshore environments in approximately 60 countries.

For more information, please visit expro.com and connect with Expro on X (formerly Twitter) @ExproGroup and LinkedIn @Expro.

Media Contact

InvestorRelations@expro.com

MediaRelations@expro.com

Coretrax

Headquartered in Aberdeen, UK, Coretrax operates globally with over 50 technologies and an intellectual property portfolio of 280+ patents across the full lifecycle of the well. These technology-enabled services provide cost-effective, high impact, safe solutions to the customer. Coretrax employs approximately 320 people across 11 global locations.

For more information visit coretrax.com

Buckthorn

Buckthorn Partners is a UK investment company focused on acquiring and growing energy products and services businesses involved in the energy transition. Since 2014 Buckthorn has made 18 investments across six platforms, providing portfolio companies with industry experience, a broad industry network, primary capital, M&A expertise and strategic advice. Working in partnership with experienced management teams, Buckthorn helps build successful companies both organically and through M&A.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made from time to time by representatives of Expro Group Holdings N.V. (“the Company”), may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, the estimates and projections regarding the outcome and benefits of the proposed Coretrax acquisition, Coretrax’s estimated Adjusted EBITDA for 2024, the Company’s ability to achieve the anticipated synergies as a result of the proposed Coretrax acquisition, the timing of the closing of the proposed Coretrax acquisition and the Company’s future business strategy and prospects for growth, and are indicated by words or phrases such as “anticipate,” “outlook,” “estimate,” “expect,” “project,” “believe,” “envision,” “goal,” “target,” “can,” “will,” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to certain risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results, performance or achievements to materially differ include, among others the risk factors identified in the Company’s Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, historical practice, or otherwise.

The Company is not able to provide a reconciliation of Coretrax’s forward-looking Adjusted EBITDA to the most directly comparable measure in accordance with U.S. generally accepted accounting principles without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including net income (loss).